Exhibit 10(h)


                            Executive Incentive Plan
                                       Of
                        Constellation Energy Group, Inc.


1. Plan Objective. The objective of this Plan is to allow Constellation Energy Group, Inc. (CEG or Company) to attract, retain and motivate highly competent officers and key employees of the Company and its subsidiaries by focusing incentive compensation toward the achievement of performance results that primarily support the interests of shareholders and customers of the Company.

2. Plan Administration. The Plan is administered by the CEG Board of Directors' (Board) Committee on Management (Committee on Management) which has sole authority (unless otherwise specified herein) to interpret the Plan; to refine its provisions from time to time subject to Board approval, particularly those relating to factors, targets and procedures used in connection with calculating the awards (which refinements shall be reflected in guidelines for the performance year); to suspend the Plan at any time; and in general, to make all other determinations necessary or advisable for the administration of the Plan to achieve its stated objective.

         The Committee on Management shall have the power to delegate all or any part of their duties to one or more designees, and to withdraw such authority, by written designation.

3. Eligibility. Each officer or key employee of CEG or its subsidiaries may be designated in writing by the Committee on Management as a participant under the Plan. Once designated, participation shall continue until such designation is withdrawn at the discretion and by written order of the Committee on Management. Participation is subject to the following conditions:

                  Participant must have been an eligible participant for some portion of the performance year and at the time of distribution be actively employed by the Company or elsewhere with the approval of the Company unless employment was terminated by death, disability or retirement. Except as otherwise provided herein, where an individual is not an eligible participant for the entire performance year, the amount of the award, whether full, partial or none, will be at the Committee on Management's discretion, subject to Board approval.

                  Where, prior to the end of a performance year, a participant's
                  active   employment  is  terminated  as  a  result  of  death,
                  disability


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                  or   retirement,   the  award  is  calculated   based  on  the
                  participant's position at the time of termination. Unless otherwise stated, any such award will be made on a pro-rata basis for the period of active employment, or, in total, at the discretion of the Committee on Management. Where active employment is terminated as a result of death of participant,
                  distribution   is  made  in   accordance   with   Section   9.
                  (Designation of Beneficiary) of this Plan.

4.       Performance Goals

         A. Performance Targets. The Committee on Management shall establish for each plan year Performance Targets designed to accomplish the purpose set forth in Section 1 of this Plan. The Committee on Management will ensure that each plan year's Performance Targets meet the following general criteria:

                  (1)      The interests of the Company's  shareholders  will be
                           balanced   with  the   interests  of  the   Company's
                           customers.

                  (2) The targets should be set at levels which are attainable, but which, in the Committee on Management's judgment, are attainable only with a high degree of competence and diligence.

                  The Committee on Management shall have sole authority to amend Performance Targets at any time when, in the Committee's judgment, unforeseen circumstances exist which require modification in order to ensure that the purpose of the Plan is properly served.

                  The Committee on Management shall have authority to establish appropriate Performance Targets, differing to the degree necessary from those established for the Company, for each of the Company's subsidiaries employing one or more participants in this Plan; and shall have authority to adjust such targets subsequently should unforeseen circumstances arise.

         B.       Individual  Performance.   A  participant's   individual  per-
                  formance will be evaluated by the Chairman of the Board.

5. Award Opportunity. The Committee on Management shall establish for each plan year the Award Opportunity (minimum, target, and maximum, as appropriate) applicable to participants in the Plan. The Award Opportunity may be allocated among the various


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         Performance  Targets  and  Individual  Performance  and may vary  among classes of participants.

6. Award Determination. The Committee on Management, with the concurrence of the Board, shall determine the Awards, if any, to be made for each plan year as soon after the end of the plan year as is practical. In the case of participants in this Plan employed by a subsidiary of the Company, the Award, if any, will be recommended by the non-employee members of the board of directors of that subsidiary and subsequently approved by the Committee on Management.

         Awards are calculated taking into account the degree of attainment of performance targets, individual performance, and the percent of participation during the performance year. The dollar amount of the participants' award is determined by multiplying the participant's prior December 31 annualized base salary by the award percentage. All amounts awarded to participants are subject to the approval of the Board.

7. Payment of Awards. Awards approved by the Board for each plan year shall be paid as soon as practicable after such determination has been made. Payment may be made in a lump cash sum or, at the participants' election, may be deferred in whole or in part. When required by applicable law, Federal, State and FICA taxes will be withheld from awards at applicable rates.

         Awards will not be paid for any performance year in which Company earnings are less than the amount necessary to fund the annual dividend. Additionally, awards will not be paid for any plan year in which the dividend is suspended or effectively reduced from its prior amount.

8. Deferred Payment of Award. A participant may elect to defer the receipt of all or a portion of the award for the plan year. Any such deferral and investment of any such amounts deferred pursuant to this Plan shall be made in accordance with the provisions of the CEG Nonqualified Deferred Compensation Plan.

9. Designation of Beneficiary. A participant shall have the right to designate a beneficiary or beneficiaries who are to receive in a lump sum any undistributed incentive compensation award to the extent a participant has chosen not to defer all or a portion of his incentive award pursuant to Section 8 hereof, should the participant die during the plan year and be entitled to an incentive award for that plan year. Such designation shall apply only to the portion of the undistributed incentive award not subject to a deferral election. Any


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         designation,  change or rescission of the designation  shall be made in writing by completing and furnishing to the Vice President - Human Resources of the Company a notice on an appropriate form designated by the Vice President - Human Resources of the Company. The last designation of beneficiary received by the Vice President - Human Resources of the Company shall be controlling over any testamentary or purported disposition by the participant, provided that no designation, rescission or change thereof shall be effective unless received prior to death of the participant. Distribution of any incentive awards previously deferred pursuant to Section 8 of the Plan shall be paid to the beneficiary or beneficiaries designated under the CEG Nonqualified Deferred Compensation Plan.

10. Miscellaneous. The plan year and the performance year shall be the same and shall be the calendar year.

         Any payments made under this Plan are not considered as earnings for purpose of the Company's qualified pension or Employee Saving Plan, or for any other general employee benefit program. However, all payments made under this Plan will be included in the determination of benefits provided under the Company's Executive Benefits Plan.

         None of the payments provided under this Plan which are deferred shall be subject to alienation or assignment by any participant or beneficiary nor shall any of them be subject to attachment or garnishment or other legal process except to the extent specifically mandated and directed by applicable State or Federal statute. Payment shall be made only into the hands of the participant or beneficiary entitled to receive the same or into the hands of his or her authorized legal representative. Deposit of any sum into any financial institution to the credit of the participant or beneficiary entitled thereto shall constitute payment into his or her hands. Notwithstanding the foregoing, at the request of the participant or beneficiary or as required by law, such sums as may be requisite for payment of any estimated or currently accrued income tax liability may be withheld and paid over to the governmental entity entitled to receive the same.

         Participation in this Plan shall not constitute a contract of employment between the Company and any employee and shall not be deemed to be consideration for, inducement to, or a condition of employment of any person. The deferral of any incentive compensation amounts pursuant to the provisions of the Plan shall not be construed to give any employee the right to be retained in the employ of the Company or to interfere with the right of the company to terminate such employment at any time.

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         The Board  intends to continue the Plan  indefinitely  but reserves the right to amend the Plan from time to time or to permanently discontinue it provided none of these, nor any suspension, may deprive the participants of any payment of amounts which were previously awarded at the time thereof.


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